                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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         -----------------------------------------------------------------------
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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
                               LAB HOLDINGS, INC.
                         5000 W. 95th Street, Suite 260
                         Shawnee Mission, Kansas 66207

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 14, 1998

                            ------------------------

    The Annual Meeting of Shareholders of Lab Holdings, Inc. (the "Company") will be held on Thursday, May 14, 1998, at 10:00 a.m., local time in the Jayhawk Room at LabONE, Inc., 10310 W. 84th Terrace, Lenexa, Kansas, for the following purposes:

        1.  To elect one (1) director to serve for a term of three (3) years;

        2. To act on a proposal to ratify the Board of Directors' adoption of the Lab Holdings, Inc. 1997 Directors' Stock Option Plan.

        3. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the year ending December 31, 1998; and

        4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors of the Company has established March 24, 1998 as the record date for the meeting. Shareholders of record at the close of business on that day will be entitled to vote at the Annual Meeting and any adjournments thereof.

    You are cordially invited to attend this meeting. It is important that your stock be represented at the meeting. Even if you plan to attend the meeting, you are urged to complete, sign and return the enclosed proxy card as soon as possible to ensure that your shares will be represented at the meeting. If you attend the meeting, you may revoke your proxy by voting in person.

                                          By Order of the Board of Directors

                                          /s/ Steven K. Fitzwater

                                          STEVEN K. FITZWATER
                                          SECRETARY

April 20, 1998

                               LAB HOLDINGS, INC.
                         5000 W. 95th Street, Suite 260
                         Shawnee Mission, Kansas 66207

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                           to be held on May 14, 1998

                            ------------------------

                                  INTRODUCTION

    This Proxy Statement is being furnished to the shareholders of Lab Holdings, Inc., a Missouri corporation (formerly known as Seafield Capital Corporation) (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 14, 1998, and any adjournments thereof. The address of the principal executive offices of the Company is 5000 W. 95th Street, Suite 260, Shawnee Mission, Kansas 66207. The telephone number at that address is (913) 648-3600. The distribution to shareholders of this Proxy Statement, together with the accompanying proxy materials, will commence on or about April 20, 1998.

    At the Annual Meeting, shareholders will be asked to (i) elect one director to serve for a term of three years, (ii) ratify the Board of Directors' adoption of the Lab Holdings, Inc. 1997 Directors' Stock Option Plan and (iii) ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the year ending December 31, 1998, all as set forth in the Proxy Statement.

                               VOTING AND PROXIES

    The Board of Directors of the Company has established March 24, 1998 as the record date for the meeting. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting, and any adjournments thereof. At the close of business on the record date, the Company had outstanding 6,489,103 shares of Common Stock, par value $1.00 per share ("Common Stock" or "Company Common Stock"). Each share of Company Common Stock outstanding on the record date is entitled to one vote except in the case of the election of directors wherein cumulative voting applies. The presence in person or by proxy of the holders of record of a majority of the shares of Company Common Stock entitled to a vote at the Annual Meeting shall constitute a quorum for the transaction of business at the meeting. Shares represented by a proxy which directs that the shares abstain from voting or that a vote be withheld on a matter shall be deemed to be represented at the Annual Meeting for quorum purposes.

    Shares of Common Stock may be voted cumulatively in the election of directors, and directors are elected by plurality vote. See "ELECTION OF DIRECTORS." The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting is required to
(i) ratify the Board of Directors' adoption of the Lab Holdings, Inc. 1997 Directors' Stock Option Plan in accordance with the rules of the National Association of Securities Dealers, Inc and (ii) ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for 1998. For purposes of such ratifications, shares represented by a proxy which directs that the shares abstain from voting shall be deemed voted AGAINST such ratification. Broker non-votes will have no effect upon (i) the ratification and confirmation of the Board of Directors' adoption of the Lab Holdings, Inc. 1997 Directors' Stock Option Plan and (ii) the ratification of the appointment of the Company's independent auditors for 1998 and will not be counted as either FOR or AGAINST any other matter that may come before the Annual Meeting.

    All shares of Company Common Stock represented by a properly executed form of proxy received by the Board of Directors pursuant to this solicitation will be voted in accordance with the instructions, if any, given in such proxy. If a form of proxy is duly executed but does not specify the manner in which the shares should be voted on any matter or matters, the proxy will be voted for the nominee for director herein referred to (see "ELECTION OF DIRECTORS") and otherwise in accordance with the recommendations of the Company's Board of Directors as set forth herein. A proxy may be revoked at any time prior to the exercise thereof by a notice from the shareholder received in writing by the Secretary of the Company, by submission of a duly executed form of proxy bearing a later date, or by voting in person at the Annual Meeting.

    The entire cost of this proxy solicitation will be borne by the Company. The Company will make arrangements with brokerage firms, banks, nominees, fiduciaries and other custodians to supply proxy materials to beneficial owners of Company Common Stock and will reimburse them for their expenses in so doing. In addition to solicitation by mail, proxies may be solicited by the directors, officers and employees of the Company by personal interview, telegraph, telephone or additional mailings. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for expenses in connection therewith.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Board of Directors of the Company presently consists of four directors and is divided into three classes, two having one and one having two directors. Proxies cannot be voted for a greater number of persons than those nominated. Generally, one class of directors is elected annually, with each director of that class elected for a term of three years.

    The Board of Directors has nominated Steven K. Fitzwater for election as a director of the Company at the 1998 Annual Meeting to serve as a director until the Annual Meeting in the year 2001 and until his successor is duly elected and qualified. Mr. Fitzwater is presently a member of the Board of Directors. He has indicated his willingness to continue to serve if elected and it is not anticipated that he will become unavailable for election. In the event that he should become unwilling or unable to serve as a director, it is intended that all duly executed proxies will be voted for the election of such other person, if any, as is designated by the Board of Directors.

    Under Missouri law and the Company's Articles of Incorporation, shares may be voted cumulatively in the election of directors. However, because only one director is being elected, a shareholder is entitled to only one vote for each share owned.

    The enclosed form of proxy provides a method for shareholders to withhold authority to vote for the nominee for director. The name of the nominee is listed on the proxy card. If you wish to grant authority to vote for the nominee, check the box marked "FOR." If you wish to withhold authority to vote for the nominee, check the box marked "WITHHELD."

    Unless authority to vote for the nominee is withheld, all votes represented by a properly executed proxy will be cast for the nominee listed below. A director is elected by a plurality vote.

    The following table sets forth as to the nominee, and as to each director whose term continues after the 1998 Annual Meeting, such person's age, principal occupation and business experience during the last five years, positions and offices with the Company, certain other directorships held, involvement, if any, in certain legal proceedings and the year such person first became a director.

NOMINEE FOR TERM TO EXPIRE IN 2001

                                                     PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND             DIRECTOR
NAME                                AGE                       OTHER DIRECTORSHIPS HELD(1)                    SINCE (2)(3)
------------------------------      ---      --------------------------------------------------------------  -------------
Steven K. Fitzwater(4)........          51   Vice President, Chief Financial and Accounting Officer and             1997
                                               Secretary since September 1997. Mr. Fitzwater was Vice
                                               President, Chief Accounting Officer and Secretary of the
                                               Company from 1990 to September 1997. Mr. Fitzwater is also a director of SLH Corporation.

DIRECTORS WHOSE TERMS EXPIRE IN 2000

                                                     PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND             DIRECTOR
NAME                                AGE                       OTHER DIRECTORSHIPS HELD(1)                      SINCE (2)
------------------------------      ---      --------------------------------------------------------------  -------------
P. Anthony Jacobs(4)..........          56   President of the Company since May 1993 and Chief Executive            1987
                                               Officer since September 1997. Mr. Jacobs was Chief Operating
                                               Officer from 1990 to September 1997 and Executive Vice
                                               President prior to May 1993. Mr. Jacobs also is a director of Trenwick Group, Inc., Response Oncology, Inc.
                                               ("Response") and SLH Corporation.

DIRECTORS WHOSE TERMS EXPIRE IN 1999

                                                     PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND             DIRECTOR
NAME                                AGE                       OTHER DIRECTORSHIPS HELD(1)                      SINCE (2)
------------------------------      ---      --------------------------------------------------------------  -------------
Lan C. Bentsen................          50   Executive Vice President of Frontera Resources since 1996 (oil         1986
                                               and gas); Managing Partner of Remington Partners
                                               (investments) from 1994 to 1996; prior to its sale in 1994,
                                               Mr. Bentsen was Chairman and Chief Executive Officer of
                                               Sovereign National Management, Inc. (property management).
                                               Mr. Bentsen also is a director of SLH Corporation.

John H. Robinson, Jr..........          47   Chairman of the Board since September 1997. Mr. Robinson is            1990
                                               Managing Partner of Black & Veatch (design and
                                               construction). Mr. Robinson also is a director of Commerce
                                               Bancshares, Inc.

------------------------

(1) Unless otherwise indicated, each nominee or continuing director who is not an employee of the Company has held the position indicated as his principal occupation for at least the past five years, and each nominee and continuing director who is an officer of the Company has held his present position with the Company, as his principal occupation for at least the past five years.

(2) The year shown is the year during which the individual named first became a director of either the Company or its former subsidiary, Business Men's Assurance Company of America ("BMA").

(3) Mr. Fitzwater was appointed as a director of the Company by the Board of Directors of the Company in September of 1997. Several directors of the Company resigned in September of 1997 to allow for a smaller board in connection with the Company's reduction of assets and narrowed focus.

(4) Since March 3, 1997, Mr. Jacobs has served as Chairman of the Board of SLH Corporation and Mr. Fitzwater has served as Vice President, Chief Accounting and Financial Officer, Treasurer and Secretary of SLH Corporation, a company created in 1996 which holds certain energy, real estate and miscellaneous assets and liabilities formerly owned by the Company.

BOARD MEETINGS AND ATTENDANCE

    During 1997, the Board of Directors held six meetings and took action by unanimous consent on two occasions. Each of the nominees and continuing directors attended at least 75% of the aggregate of all meetings of the Board of Directors and all committees thereof on which he served.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Company's business is under the general management of the Board of Directors. Under authority conveyed by the Company's Bylaws to create committees, the Board of Directors has established an Audit Committee, the members of which are elected by a majority of the full Board of Directors.

    In September of 1997, the Board of Directors dissolved the Executive Committee and the Nominating and Compensation Committee due to the restructuring of the Company and the reduced size of the Board. The Executive Committee had been empowered to exercise all authority of the Board of Directors in the management of the Company. The Nominating and Compensation Committee had been authorized to establish the compensation of senior management, approve salary increases for elected officers, monitor the administration of employee benefit plans and recommend appropriate changes thereto, and review supplementary pension and termination arrangements of highly-paid employees. It also considered, and recommended to the Board of Directors, candidates to serve as directors or consulting directors of the Company and persons to be designated as executive vice presidents or senior vice presidents of the Company. Since the dissolution of these committees, the full Board has performed all their respective functions.

    The Audit Committee meets periodically with management and representatives of the Company's independent auditors to assure that appropriate audits of the Company's affairs are being conducted. In carrying out these responsibilities, the Audit Committee reviews the scope of the audit activities and the results of the annual audit. The Audit Committee is also responsible for recommending the public accounting firm to serve as independent auditors for each year. The independent auditors have direct access to the Audit Committee to discuss the results of their examinations, the adequacy of internal accounting controls and the integrity of financial reporting. The Audit Committee comprises Lan C. Bentsen, who is the chairman, and John H. Robinson, Jr. The Audit Committee held two meetings in 1997.

                                   PROPOSAL 2
              LAB HOLDINGS, INC. 1997 DIRECTORS' STOCK OPTION PLAN

PROPOSAL

    The Board of Directors recommends a vote FOR the following resolution which will be presented at the meeting:

        RESOLVED that the Lab Holdings, Inc. 1997 Directors' Stock Option Plan as set forth in Exhibit A to the Lab Holdings, Inc. Notice of 1997 Annual Meeting of Shareholders and Proxy Statement dated April 17, 1997, be and hereby is ratified and confirmed.

GENERAL

    The Board of Directors is submitting to the shareholders for ratification and confirmation the Lab Holdings, Inc. 1997 Directors' Stock Option Plan (the "Plan") in order to satisfy the rules of the National Association of Securities Dealers, Inc. ("NASD") and the provisions of Section 162(m) of the Internal Revenue Code. The Plan was adopted by a subcommittee of the Nominating and Compensation Committee prior to its dissolution. That subcommittee then consisted of those directors who did not continue as directors of the Company after the reduction of the number of directors to serve on the Company's Board of Directors, on September 17, 1997 (the "Board Restructuring"). On the effective date of the plan, which was also the effective date of the Board Restructuring, options to purchase 15,000 shares of the Company's common stock at an exercise price of $26.50 were granted to each of the Company's four current directors. The last sale price of the Company's Common Stock on April 9, 1998, as reported by NASDAQ was $22.75.

    The purpose of the Plan is to enable Directors of the Company to acquire or increase their ownership of the $1.00 par value common stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to exert maximum effort for the continued success and growth of the Company and its subsidiaries and the enhancement of shareholders' interests. A copy of the Plan is set forth as Exhibit A to this Proxy Statement.

SHARES RESERVED UNDER THE PLAN

    The number of shares of common stock that may be issued under the Plan during the term of the Plan is ninety thousand (90,000).

    The shares available, shares subject to outstanding incentives, exercise prices and other limitations in the Plan are subject to adjustment in the event of reorganization, reclassification, split-up, consolidation, merger, and certain distributions or similar transactions.

    The shares issuable under the Plan may be unreserved shares held in the treasury, however acquired, or shares which are authorized but unissued. Any shares subject to issuance upon exercise of options but which are not issued because of a surrender, lapse, expiration or termination of any such option prior to issuance of the shares shall once again be available for issuance in satisfaction of other options. Shares withheld pursuant to a tax withholding election permitted under the Plan, and any shares owned by a grantee under the Plan which are used to pay all or a part of the exercise price of an option under the Plan shall be deemed issued under the Plan.

MATERIAL FEATURES OF THE PLAN

    The following brief description of the material features of the Plan is qualified in its entirety by reference to the full text of the attached copy of the Plan.

    Each person who was a director of the Company as of the effective date of the Plan received a grant of options respecting 15,000 shares, and each director of the Company who first becomes a director after the effective date of the Plan shall, on the date he first becomes a director, receive a grant of options respecting 15,000 shares, in all cases without further action by the Board or otherwise. No person may receive more than one grant respecting 15,000 shares.

    Each option granted to a director pursuant to the terms of the Plan has a term of ten years, provides for an exercise price equal to 100% of the fair market value of the shares on the effective grant date of such option and will become exercisable as follows: As to 5,000 shares, on and after the twelve month anniversary of the date of grant; as to another 5,000 shares, on and after the twenty-four month anniversary of the date of grant; and as to the final 5,000 shares, on and after the thirty-six month anniversary of the date of grant.

    In the event of the death of an option holder under the Plan during his term as a director of the Company, all outstanding unvested options held by him shall become immediately exercisable. After the termination of an option holder's term as a director of the Company for any reason, the option shall be exercisable only as to those shares and other securities, if any, which were subject to the exercise of such option on the date of termination. Options, whether vested or not, shall expire to the extent unexercised on the date which is 90 days after the date a director's term as a director of the Company shall terminate; provided however, that in the event of the death of a director during such person's term as a director or during the 90-day period following expiration of such term, such options shall expire to the extent unexercised by such person's successor on that date which is 12 months after the date of death.

    All outstanding unvested options shall become exercisable immediately if any of the following events occur: (i) any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities, provided that this provision shall not apply to the direct, indirect or beneficial ownership of shares by descendants of W. T. Grant or their spouses; (ii) at any time there shall cease to be a majority of the Board comprised as follows: individuals (other than those directors resigning contemporaneously with the effective date of the Plan) who on the effective date of the Plan constitute the Board, and any new director(s) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors on the effective date of this Plan or whose election or nomination for election was previously so approved; or (iii) the requisite percentage of the Company's shareholders shall approve a plan of complete liquidation and dissolution of the Company.

    All outstanding unvested options held by a grantee shall become exercisable immediately upon the approval by the requisite percentage(s) of shareholders of all constituent companies to a merger or consolidation involving the Company if, but only if, by the terms of the agreement of merger or consolidation or other contemporaneous related document said grantee's term as a director of the Company is not to continue after consummation of the merger or consolidation or is specifically limited in time to a period which does not extend at least until the thirty-six month anniversary of the date of grant.

    In the event of the dissolution or liquidation of the Company, each outstanding option shall terminate to the extent that it shall not have been exercised prior to the effective time of such event.

ELIGIBLE PARTICIPANTS

    Each person who was a director of the Company on the effective date of the Plan, other than those directors resigning contemporaneously with the effective date of the Plan, and each person who becomes a director of the Company thereafter during the term of the Plan is entitled (subject to any limitations imposed by the Plan) to participate in the Plan. A director is entitled to participate whether or not he is also an officer of the Company and whether elected by shareholders or appointed to fill a vacancy created by the resignation of a director or the expansion of the Board.

AMENDMENTS TO THE PLAN

    The Board may terminate, suspend or modify the Plan at any time and in any manner, provided, however, that to the extent shareholder approval is required by regulations issued under the Securities Act or the Exchange Act, in order to create or preserve Company or grantee benefits or rights under or with respect to options, the Board shall not, without authorization of the shareholders, effect any change (other than through adjustment for changes in capitalization or as otherwise herein provided) which: (i) increases the aggregate number of shares for which options may be granted under the Plan or increases the maximum number of shares for which options may be granted to any one grantee; (ii) lowers the minimum option exercise price; (iii) lengthens the maximum period during which an option may be exercised; (iv) materially modifies the requirements as to eligibility to participate in the Plan; (v) extends the period of time during which options may be granted; or (vi) materially increases the benefit accruing to grantees.

    Notwithstanding the foregoing, (i) the Board may amend the Plan, without shareholder authorization, to comply with Section 16(b) of the Exchange Act or regulations issued thereunder, to effect registration of the Plan or securities issuable thereunder under the Securities Act or the securities laws of any state, or to obtain any required regulatory approval and (ii) if amendments to the Code or to the Securities Act or Exchange Act, or regulations issued thereunder, are adopted after the effective date of the Plan, which amendments permit termination, suspension or modification of the Plan, including but not limited to the changes referred to above, without shareholder approval, no authorization by the Company's shareholders of any Board action hereunder shall be required.

DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES

    Set forth below is a brief description of certain significant United Stated federal income tax consequences of the Plan, under existing law. The discussion is based on the Code and applicable regulations thereunder in effect on the date hereof. Any subsequent changes in the Code or such regulations may affect the accuracy of this discussion. In addition, this discussion does not consider any state, local or foreign tax consequences or any circumstances that are unique to a particular participant that may affect the accuracy or applicability of this discussion.

    The Plan is not qualified under Section 401 of the Code and is not subject to the provisions of the Employment Retirement Income Security Act of 1974, as amended.

    In general, no income will be recognized by the grantee at the time an option is granted under the Plan. Generally, on the date of exercise of an option, the grantee will recognize ordinary income equal to the excess of the fair market value of the shares purchased as of the time of exercise over the price of the exercise price, and the Company receives a tax deduction for the same amount. Upon disposition of the shares acquired, a grantee generally recognizes the appreciation or depreciation on the shares after the date of exercise as either short-term or long-term capital gain or loss depending on how long the shares have been held.

    Under Section 162(m) of the Code, certain compensation payments in excess of $1 million are subject to a limitation on deductibility for the Company. This limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the chief executive officer of the Company or any one of the other four highest paid executive officers who are employed by the Company on the last day of the taxable year. However, certain "performance-based compensation," the material terms of which are disclosed to and approved by stockholders is not subject to this limitation on deductibility. The Company has structured the options under the Plan with the intention that compensation resulting therefrom would be qualified performance-based compensation that would be deductible. To qualify, the Company is seeking stockholder approval of the Plan.

    Under certain circumstances, accelerated vesting or exercise of options in connection with a "change in control" of the Company might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of
Section 280G of the Code. To the extent it is so considered, the optionee or grantee may be subject to a 20% excise tax and the Company may be denied a tax deduction.

APPROVAL

    Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting. Abstentions will be treated as shares present and will have the same effect as a vote against the proposal. Broker non-votes will not be treated as shares present or represented and entitled to vote at the Annual Meeting. The Board of Directors believes that the approval of this Plan is in the best interests of the Company since it will foster in participants a strong incentive to exert maximum effort for the continued success and growth of the Company and its subsidiaries and the enhancement of shareholders' interests.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE PLAN.

                                   PROPOSAL 3
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The firm of KPMG Peat Marwick LLP has been the independent auditors of the Company since 1959. The Board of Directors has again appointed KPMG Peat Marwick LLP to serve as the Company's independent auditors for the year ending December 31, 1998. While not required to do so, the Board of Directors is submitting the selection of the independent auditors for ratification in order to ascertain the views of the shareholders. If the selection is not ratified, the Board of Directors will reconsider its selection. Ratification of the selection requires the affirmative vote of the holders of a majority of the shares of Company Common Stock represented in person or by proxy at the Annual Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THIS APPOINTMENT.

    A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting to make a statement if he desires to do so and to respond to appropriate questions.

                           COMPENSATION OF DIRECTORS

    GENERAL. Prior to the Board Restructuring, each director who was not a regularly compensated employee of the Company ("Non-Employee Director") was paid a fee of $10,000 per annum for his services as a director, plus a fee of $750 for each Board of Directors meeting attended and, if a member of one or more committees, an additional fee of $500 (or $650 if such person was the chairman of the committee) for each committee meeting attended. Non-Employee Directors also were provided $400,000 of business travel accident insurance coverage ($1,000,000 in the case of Mr. W. D. Grant, who also was a consultant to the Company) for all business travel, which was canceled in connection with the Board Restructuring, and were reimbursed for expenses incurred in attending meetings.

    Effective with the Board Restructuring, each Board member is paid a fee of $2,500 per annum for his services as a director, plus a fee of $1,000 per day on which the Board member attends one or more Board or committee meetings. In addition, Non-Employee Directors receive stock option awards under the Company's 1997 Directors' Stock Option Plan upon becoming a director.

    STOCK PURCHASE PLAN. In connection with the Board Restructuring, the Seafield Capital Corporation Stock Purchase Plan was terminated. This plan was a stock purchase plan which was open to all Non-Employee Directors of the Company who made a one-time irrevocable election to participate. Under the Stock Purchase Plan, such persons contributed an amount equal to all or part of their directors' compensation, based upon such elections. The Company matched each participant's contribution at a rate of 50%. Company Common Stock was purchased on the open market each month and each participant received as many shares as his contribution, plus the Company's matching contribution, would purchase. None of the individuals or members of the group identified in the Summary Compensation Table participated in the Stock Purchase Plan. For 1997, matching Company contributions for participating Non-Employee Directors prior to termination of the Stock Purchase Plan were as follows:

                                     MATCHING COMPANY
NAME OF DIRECTOR                       CONTRIBUTIONS
--------------------------------  -----------------------
Lan C. Bentsen..................         $   5,500
W. D. Grant.....................             5,625
Michael E. Herman...............             6,125
David W. Kemper.................             6,700
John H. Robinson, Jr............             6,775
Dennis R. Stephen...............             3,313

1997 DIRECTORS' STOCK OPTION PLAN.

    A subcommittee of the Nominating and Compensation Committee, consisting of the Non-Employee Directors that were not continuing as directors upon the Board Restructuring, approved the Lab Holdings, Inc. 1997 Directors' Stock Option Plan. Options to purchase 15,000 shares of Common Stock were granted to each of the Company's four current directors in September of 1997. The exercise price of the options is $26.50. For a more detailed discussion of the terms and provisions of this Plan, please refer to Proposal 2.

                     CERTAIN TRANSACTIONS AND ARRANGEMENTS

    In June 1992, the Company entered into an agreement with, among others, the 1990 purchaser of BMA, pursuant to which the Company sold its remaining 5% of BMA and settled with the purchaser regarding a guaranty of BMA's mortgage loan portfolio which the Company had given in connection with the 1990 transaction. As a part of the consideration for the June 1992 agreement, the Company agreed to assume BMA's responsibility for future obligations to W. D. Grant under his supplemental retirement agreement. The annual amount owing to Mr. Grant under such agreement was approximately $130,000, payable to Mr. Grant until death, and thereafter at a reduced level to his spouse until her death. In January 1997, Mr. Grant and his wife agreed to allow the Company to prepay and discharge its future obligations under the supplemental retirement agreement. Pursuant thereto, the Company paid Mr. and Mrs. Grant $1,000,000 in satisfaction of all future obligations.

    In connection with the March 3, 1997 distribution of the common stock of SLH Corporation ("SLH") to the Company's shareholders, the Company entered into an interim services agreement with SLH. Under that agreement, the Company provided to SLH services of the Company's personnel for certain SLH accounting and administrative functions. In return, SLH provided office space to the Company. The Company's officers and other employees were compensated by the Company as reflected in the Summary Compensation Table. The interim services agreement was terminated effective at the close of business on May 31, 1997, due primarily to the downsizing and restructuring of the Company and SLH's move to new offices. Effective with the termination of that agreement, the Company and SLH entered into a Sublease and Services Agreement pursuant to which SLH agreed to provide the Company with administrative and accounting services as well as space in SLH's new offices in exchange for an annual fee of $75,000 (the "Services Agreement"). The new arrangement under the Services Agreement is terminable by either party on 30 days notice. Concurrent with the commencement of the Services Agreement, the Company terminated all of its employees.

    The termination of all Company employees concurrent with the commencement of the Services Agreement also effected a termination of the employments of Messrs. Grant, Jacobs and Seward. The termination of their employments triggered payments under certain Severance Agreements. Under the Severance Agreements, each of the three officers was entitled to receive a lump sum severance payment in an amount approximating 250% of his annual base salary upon a termination of his employment with the Company as a result of or within one (1) year following a "fundamental change" in the Company. The Company's distribution of SLH common stock on March 3, 1997 (the "SLH Distribution") and the distribution of the stock of Response on July 25, 1997 constituted a fundamental change. The amount of the severance payments to Messrs. Grant, Jacobs and Seward were $809,851, 610,802 and 358,124, respectively.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table and notes thereto indicate the shares of Company Common Stock and of the common stock of the Company's majority-owned subsidiary LabONE, Inc. ("LabONE"), known to the Company to be beneficially owned as of February 1, 1998 and March 16, 1998, respectively, by each director (including the nominee for election as a director) of the Company, each of the executive officers named in the Summary Compensation Table beginning on page 16, and by all directors and executive officers of the Company as a group.

                                                                          SHARES OF COMPANY                     SHARES OF COMMON
                                                                            COMMON STOCK                        STOCK OF LABONE
                                                                         BENEFICIALLY OWNED     PERCENTAGE OF     BENEFICIALLY
NAME                                                                             (1)              CLASS (2)     OWNED (1)(3)(4)
----------------------------------------------------------------------  ---------------------   -------------   ----------------
Lan C. Bentsen........................................................           1,000(5)          --               --
Steven K. Fitzwater...................................................           1,932             --                     5
W. T. Grant II (6)....................................................         146,880               2.3%            44,718
P. Anthony Jacobs.....................................................           1,780             --               --
John H. Robinson, Jr..................................................           9,559             --               --
James R. Seward (7)...................................................        --                   --                17,200
All directors, nominees and executive officers as a group of six......         160,715               2.5%            61,918

------------------------

(1) A beneficial owner of a security includes a person who, directly or indirectly, has or shares voting or investment power with respect to such security. Voting power is the power to vote or direct the voting of the security and investment power is the power to dispose or direct the disposition of the security. Each person listed has stated that he, either alone or with his spouse, has sole voting power and sole investment power with respect to the shares shown as beneficially owned, except as otherwise indicated.

(2) The percentages represent the total number of shares of Common Stock shown in the adjacent column divided by the number of issued and outstanding shares of Common Stock as of February 1, 1998 (6,489,103 shares). Percentages of less than one percent are omitted.

(3) Shares of LabONE stock shown as beneficially owned include shares issuable upon the exercise of stock options granted under the LabONE Long-Term Incentive Plan that were exercisable on March 16, 1998 or that become exercisable within 60 days thereafter, as follows: W. T. Grant II, 42,431 shares; James R. Seward, 13,200 shares; and all directors and executive officers as a group, 55,631 shares

(4) Percentages of shares beneficially owned are less than 1% for all directors and executive officers individually and as a group; the shares shown as beneficially owned do not include 10,712,200 shares of LabONE owned by the Company as to which each director of the Company has shared voting and investment power as a member of the Company's Board of Directors. Each Board member disclaims beneficial ownership of the LabONE shares owned by the Company.

(5) Mr. Bentsen acquired all of these shares on March 20, 1998.

(6) Includes: (i) 31,745 shares held by W. T. Grant II as custodian for his children; (ii) 45,000 shares held in a family trust for which W. T. Grant II serves as a co-trustee with Laura Gamble (John C. Gamble's wife) and in that capacity shares voting and investment powers; and (iii) 12,020 shares owned by the wife of W. T. Grant II, as to which he disclaims beneficial ownership.

(7) Mr. Seward ceased being an executive officer or director of the Company on September 17, 1997 when he resigned as a director of the Company, at which point he was no longer subject to Section 16 reporting requirements.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table indicates the shares of Company Common Stock beneficially owned by the only persons (other than persons set forth in the preceding table) known to the Company or its management as beneficially owning more than five percent of the Company's Common Stock as of February 1, 1998.

                                                                    AMOUNT AND NATURE                   PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                             OF BENEFICIAL OWNERSHIP                 CLASS (1)
--------------------------------------------------  -------------------------------------------------  -------------
American Century Companies, Inc. .................  Total--                                   635,500(2)         9.8%
  4500 Main Street                                  sole voting power--                       635,500
  P. O. Box 418210                                  shared voting power--                     -0-
  Kansas City, Missouri 64141-9210                  sole disposition power--                  635,500
                                                    shared disposition power--                -0-

Wallace R. Weitz & Company .......................  Total--                                   405,654(2)        6.25%
  9290 West Dodge Rd., Suite 405                    sole voting power--                       405,654
  Omaha, Nebraska 68114                             shared voting power--                     -0-
                                                    sole disposition power--                  405,654
                                                    shared disposition power--                -0-

William D. Grant .................................  Total--                                   266,876(3)        16.7%
  One Ward Parkway, Suite 130                       sole voting power--                     1,086,647
  Kansas City, Missouri 64112                       shared voting power--                     819,771
                                                    sole disposition power--                  266,876(3)
                                                    shared disposition power--                819,771

------------------------

(1) The percentage represents the total numbers of shares of Common Stock shown in the adjacent column divided by the number of issued and outstanding shares of Common Stock as of February 1, 1998.

(2) As reported in a Schedule 13G filing as of December 31, 1997.

(3) Includes 237,960 shares held by a family trust for which William D. Grant serves as a co-trustee with UMB Bank, N.A., and in that capacity shares voting and investment power and 28,916 shares owned by the wife of William
    D. Grant, as to which he disclaims beneficial ownership.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth compensation received by the Company's Chief Executive Officer and the only other executive officers holding office at December 31, 1997 whose salary and bonus for 1997 aggregated $100,000 or more, for services rendered in all capacities to the Company and its subsidiaries for the last three years.

                           SUMMARY COMPENSATION TABLE

                                                                                                  LONG-TERM
                                                                                                COMPENSATION
                                                                                                -------------
                                                                                                   AWARDS
                                                                                                -------------
                                                                                                 SECURITIES
                                                                 ANNUAL COMPENSATION (1)         UNDERLYING         ALL OTHER
                                                              ------------------------------    OPTIONS/SARS     COMPENSATION ($)
NAME AND PRINCIPAL POSITION                                   YEAR  SALARY ($)     BONUS($)           #                (2)
------------------------------------------------------------  ----  ----------    ----------    -------------   ------------------
W. T. Grant II .............................................  1997  $  232,363(3)    131,173(4)     78,000(5)        900,255
  Chairman of the Board and Chief Executive Officer of        1996     331,000       -0-             4,000(6)         25,227
  LabONE, Inc.                                                1995     329,167       -0-               800(6)         24,931

                                                              1997     112,423       -0-            18,000(7)        797,259
P. Anthony Jacobs ..........................................  1996     249,590       -0-             4,000(6)         44,110
  President and Chief Executive Officer of the Company        1995     247,990       -0-               800(6)         42,220

James R. Seward ............................................  1997      69,655       100,000(8)      3,000(6)        389,057
  Executive Vice President and Chief Financial Officer of     1996     147,290       -0-             4,000(6)         20,810
  the Company                                                 1995     146,346       -0-            22,800(9)         21,105
  until September 1997

------------------------

(1) Compensation deferred at the election of an executive officer, pursuant to the Company's or its subsidiaries' 401(k) Plans, is included in the year earned.

(2) Includes the following contributions paid or accrued to the named executive's accounts in the Company's, or one of its subsidiaries', as the case may be, 401(k) Plan ("401(k)") and Money Purchase Pension Plan ("MPP"), pursuant to a Supplemental Retirement Agreement ("SERP") with the executive and for term life insurance for the executive:

                                                                                                                        TERM LIFE
                                                                                                                          INS.
                               401(K)                              MPP                              SERP                PREMIUMS
                   -------------------------------  ---------------------------------  -------------------------------  ---------
EXECUTIVE            1997       1996       1995        1997        1996       1995       1997       1996       1995       1997
-----------------  ---------  ---------  ---------     -----     ---------  ---------  ---------  ---------  ---------  ---------
WTG                $   9,922  $   4,750  $   4,620      -0-      $  15,476  $  15,562  $  38,201  $   2,914  $   2,673  $     870
PAJ                   -0-         4,750      4,620      -0-         15,476     15,562    143,197     22,309     20,473        656
JRS                   -0-         4,750      4,620      -0-         15,132     15,562     -0-        -0-        -0-           387


EXECUTIVE            1996       1995
-----------------  ---------  ---------
WTG                $   2,087  $   2,076
PAJ                    1,575      1,565
JRS                      928        923

    The initials above are the initials for the following executive officers:
    WTG--W. Thomas Grant II; PAJ--P. Anthony Jacobs; and JRS--James R. Seward. The Company's 401(k) Plan and Money Purchase Pension Plan were terminated effective as of December 31, 1996. Mr. Grant received $9,922 pursuant to LabONE's 401(k) Plan in 1997. Also includes (i) severance payments to Messrs. Grant, Jacobs and Seward of $809,851, $610,802 and $358,124, respectively and (ii) payment of accrued vacation amounts upon termination of employment to Messrs. Grant, Jacobs and Seward of $39,851, $37,360 and $27,326, respectively.

(3) Since October 1995, Mr. Grant has also served as Chairman of the Board, President and Chief Executive Officer of LabONE; however, Mr. Grant had received cash compensation only from the Company until June 1, 1997. At such time his employment with the Company was terminated. The Company paid Mr. Grant a base salary of $146,344 from January 1, 1997 to May 31, 1997. LabONE paid Mr. Grant a base salary of $86,019 from June 1, 1997 to December 31, 1997.

(4) Mr. Grant received a cash bonus for services rendered from LabONE.

(5) Consists of options to purchase (i) 75,000 shares of common stock of LabONE, and (ii) 3,000 shares of Response.

(6) Consists entirely of options to purchase shares of common stock of Response. Numbers have been adjusted to reflect a 1 for 5 reverse stock split effective November 1995.

(7) Consists of options to purchase (i) 15,000 shares of Company Common Stock and (ii) 3,000 shares of common stock of LabONE.

(8) Represents a cash bonus received from the Company for services rendered in connection with the management of the assets transferred to SLH Corporation and the successful distribution of SLH Corporation stock to the Company's shareholders.

(9) Consists of options to purchase 22,000 shares of common stock of LabONE and options to purchase 800 shares of Response.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information respecting options granted in 1997 by (i) the Company, (ii) the Company's 82%-owned subsidiary LabONE and
(iii) Response, a 67%-owned subsidiary of the Company prior to the distribution of Response Stock in July of 1997, to Company corporate officers who are members of the Board of Directors of Response. None of the Company or LabONE options granted in 1997 are presently exercisable. All Response options granted to the Company corporate officers are presently exercisable. All options granted in 1997 are non-statutory options, receiving no special tax benefits, and have a term of ten years.

                                                               INDIVIDUAL GRANTS
                                          ------------------------------------------------------------
                                            NUMBER OF
                                           SECURITIES     PERCENT OF TOTAL
                                           UNDERLYING    OPTIONS GRANTED TO   EXERCISE OR
                                             OPTIONS     EMPLOYEES/OFFICERS   BASE PRICE   EXPIRATION
NAME                                       GRANTED(#)      IN FISCAL YEAR       ($/SH)        DATE      5%($) (1)    10%($) (1)
----------------------------------------  -------------  -------------------  -----------  -----------  ----------  ------------
W. Thomas Grant II......................        1,000(2)            .06%(3)    $    9.50     01/01/07   $    5,975  $     15,141
                                                1,000(2)            .06%(3)    $    7.00     04/01/07   $    4,402  $     11,156
                                                1,000(2)            .06%(3)    $    7.00     07/01/07   $    4,402  $     11,156
                                               75,000(4)            .42%(5)    $ 17.8125     05/09/07   $  840,163  $  2,129,140

P. Anthony Jacobs.......................       15,000(6)            50.00(7)   $   26.50     09/17/07   $  249,986  $    633,513
                                                1,000(2)            .06%(3)    $    9.50     01/01/07   $    5,975  $     15,141
                                                1,000(2)            .06%(3)    $    7.00     04/01/07   $    4,402  $     11,156
                                                1,000(2)            .06%(3)    $    7.00     07/01/07   $    4,402  $     11,156

James R. Seward.........................        1,000(2)            .06%(3)    $    9.50     01/01/07   $    5,975  $     15,141
                                                1,000(2)            .06%(3)    $    7.00     04/01/07   $    4,402  $     11,156
                                                1,000(2)            .06%(3)    $    7.00     07/01/07   $    4,402  $     11,156

------------------------

(1) The dollar amounts under these columns are the result of calculations at the 0%, 5% and 10% rates set by SEC rules and are not intended to forecast possible future appreciation, if any, in the Company's, LabONE's and Response's stock prices.

(2) Consists entirely of options to purchase shares of Response common stock.

(3) Represents the percentages of options granted by Response in 1997.

(4) Consists entirely of options to purchase shares of LabONE common stock.

(5) Represents the percentages of options granted by LabONE in 1997.

(6) Consists entirely of options to purchase shares of Company Common Stock.

(7) Represents the percentage of options granted by the Company in 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

    The following table provides information on option exercises in 1997 by the named executive officers and the values of such officers' unexercised options at December 31, 1997. Except as noted, the information pertains to options for Company Common Stock.

                                                               NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                              SHARES ACQUIRED     VALUE      OPTIONS AT YEAR-END (#)       AT YEAR-END ($) (3)
                              ON EXERCISE (#)   REALIZED    --------------------------  --------------------------
NAME                                (1)            ($)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------  ---------------  -----------  -----------  -------------  -----------  -------------
W. T. Grant II..............         5,000      $  43,900       --            --            --            --
                                    --             --           27,431(2)      75,000(2)  $ 210,875(2)      --

P. Anthony Jacobs...........        --             --           --            15,000        --            --
                                    22,000(4)   $ 171,144(4)     --           --            --            --

James R. Seward.............        --             --            8,800(2)      13,200(2)  $  30,250(2)  $    45,375(2)

------------------------

(1) Does not include any information with respect to options to purchase shares of Response and the value of such options of December 31, 1997 because (i) Response was not a subsidiary of the Company at December 31, 1997 and (ii) no options were exercised by the named executive officers during 1997.

(2) Consists entirely of options to purchase shares of common stock of LabONE and the value (i.e. market value of underlying securities minus option exercise price) at December 31, 1997 of such options.

(3) The closing price on December 31, 1997 of Company Common Stock was $23.25 and of LabONE common stock was $17.5625.

(4) Consists entirely of shares of LabONE acquired and value realized therefrom.

                EMPLOYMENT AGREEMENTS; TERMINATION OF EMPLOYMENT
                             AND SEVERANCE PAYMENTS

    THE COMPANY--SEVERANCE PAYMENTS. As described under "Certain Transactions and Arrangements" severance agreements between the Company and each of Messrs.
W. T. Grant II, P. Anthony Jacobs and James R. Seward were terminated on June 1, 1997, concurrent with the termination of their employments with the Company.

    OTHER ARRANGEMENTS. In 1991 the Company's Board of Directors approved a Supplemental Retirement Agreement with Mr. Jacobs pursuant to which he was entitled to either a lump sum payment or actuarially equivalent periodic payments upon or commencing, respectively, with his retirement at or after age 55 or his earlier death, disability or involuntary termination of employment. The amount of the lump sum payment was determined by assuming (i) the hypothetical deposit into a fund of $12,000 on January 1 of each year, commencing with 1991 and ending on the date of his retirement, death, disability or involuntary termination, and (ii) that amounts deposited earn interest at 9% per annum. The amount of the lump sum payment made to Mr. Jacobs under the agreement in 1997 was $143,197, at which time such agreement was terminated.

           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    Set forth below under the subheading "Report of the Board of Directors" is the report of the Company's Board of Directors on Executive Compensation. The Company had a Nominating and Compensation Committee until September 1997. In September 1997, in connection with the restructuring of the Company's Board of Directors, the Board of Directors dissolved that committee. The only executive officers shown in the Summary Compensation Table to which this report's discussion of compensation policies is applicable are the Company's Chief Executive Officer and Messrs. Jacobs and Seward. The Nominating and Compensation Committee of the Company's Board of Directors did not, and the Company's Board of Directors also does not, have responsibility for and in fact does not establish compensation policy for officers of its publicly held subsidiaries. The Board of Directors of each such subsidiary has its own compensation committee, which establishes compensation policies for the executive officers of that subsidiary.

REPORT OF THE BOARD OF DIRECTORS

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Nominating and Compensation Committee (the "Committee") consisted of David W. Kemper (Chairman), Lan C. Bentsen , Michael E. Herman, John C. Gamble, John H. Robinson, Jr., Dennis Stephen and David W. Kemper from January 1, 1997 until the Board was restructured on September 17, 1997 (the "Restructuring"). All of the members of the Committee during the year were non-employee directors of the Company. Messrs. Bentsen, Herman, and Kemper are also directors of SLH. SLH was organized by the Company and distributed as a dividend to the stockholders of the Company on March 3, 1997 (the "SLH Distribution"). None of the persons who served as members of the Committee during 1997 (a) were employees or officers of the Company or any of its subsidiaries, (b) were former officers of the Company or any of its subsidiaries, or (c) had any relationship or transaction with the Company requiring disclosure under the SEC's rules, except as discussed below.

    The Company and certain of its subsidiaries conduct normal banking transactions in the usual course of business with, among others, Commerce Bank, N.A. (Kansas City) ("Commerce") and NationsBank, N.A. (Midwest) ("NationsBank"). Mr. Kemper is Chief Executive Officer and Mr. Robinson is a director of Commerce's holding company. Mr. Herman is a director of NationsBank. In the Company's opinion, charges for services rendered by these banking institutions are commensurate with the costs charged by other financial institutions for similar services. The Company and its subsidiaries may continue to use both of these banking institutions for certain services in 1998.

    Mr. W. T. Grant II, Chairman of the Board and Chief Executive Officer of the Company until September of 1997 and currently Chairman of the Board, President and Chief Executive Officer of the Company's 82%-owned subsidiary LabONE, serves as a director of Commerce Bancshares, Inc., a company whose chief executive officer, David W. Kemper, served as Chairman of the Company's Nominating and Compensation Committee.

    This report is provided by the Board to assist stockholders in understanding the Committee's philosophy in establishing the compensation of the Chief Executive Officer and all other Executive Officers of the Company for the year ended December 31, 1997.

    OVERVIEW AND COMPENSATION PHILOSOPHY. During 1996, the Company initiated a restructuring process that contemplated the distribution of most of its assets other than LabONE and Response to the stockholders through the SLH Distribution. That distribution was effected on March 3, 1997. In connection with SLH's move to new facilities on June 1, 1997, the Company and SLH entered into the Services Agreement whereby SLH hired most of the Company's existing employees and agreed to provide to the Company accounting and administrative services and certain office space for an annual fee of $75,000 (the "Services Agreement"). This arrangement was entered into at the time that the Company was effecting a second distribution to the stockholders of the Company of all of the Company's holdings of Response. That distribution occurred on July 25, 1997 (the "Response Distribution"). As a consequence of the SLH and Response Distributions and the Services Agreement, the Company has had no employees since June 1, 1997. Since this restructuring, the Company has also had no assets other than its holdings of LabONE and a small amount of liquid assets. Since LabONE is a fully functional public company with its own management, the Board of Directors of the Company was also reduced from ten to four concurrent with the restructuring.

    Consistent with the downsizing effected by the restructurings, it has been the strategy of the new Board to operate the Company at a low level of administrative cost and expense. Under this philosophy, the Company terminated its employees and entered into the Services Agreement with SLH. Additionally, the Committee, with Messrs. Bentsen and Robinson abstaining, reduced the annual retainer for directors from $10,000 per annum to $2,500, revised meeting fees to the levels indicated above and made a one time grant of options to purchase 15,000 shares of the Company's stock at fair market value.

    As a result of the above, the compensation paid to the CEO and the named executive officers by the Company as reflected in the Compensation Table is only for the period ending June 1, 1997, the date that all such compensation ceased. All of such compensation merely reflects the continuation through termination of employment of base salaries established in 1996, the payment of one bonus due to Mr. Seward and the payment of severance benefits to Messrs. Grant, Jacobs and Seward. The severance payments were made as a result of the Distributions and the concurrent termination of their employments pursuant to the existing severance agreements described under "Certain Transactions and Arrangements."

    STOCK OPTION PLAN. Grants of options to the downsized Board of Directors under the Stock Option Plan were made in connection with the Restructuring as discussed above. The intent of the Committee was to structure the Stock Option Plan to provide for the grant of non-qualified stock options at exercise prices equal to fair market value. The option plan was considered to be an appropriate vehicle to provide incentives for management to take steps that would tie their compensation directly to and make it contingent upon increases in the value of the Company's common stock. By having stock options granted at the market price concurrent with the Restructuring, rewards would accrue only with increases in the value of stockholder interests. In this way, it was believed that the Company's stock price would provide an appropriate yardstick by which to measure and reward management performance.

    COMPENSATION OF THE CHIEF EXECUTIVE OFFICERS FOR 1997. All of the components of the 1997 compensation paid by the Company to Mr. W. T. Grant, II, the Chief Executive Officer from January 1, 1997 to September 17, 1997, were determined in accordance with the above discussion. Since June 1, 1997, Mr. Grant has drawn no compensation from the Company. Mr. Grant is also the Chief Executive Officer of LabONE and his compensation from LabONE (which is included in the above table) was passed on by the LabONE Compensation Committee as contained in their report which is included in the LabONE proxy statement that was issued on April 4, 1998. The components of the 1997 compensation of P. Anthony Jacobs, the President and Chief Executive Officer of the Company since September 17, 1997, were also determined in accordance with the above discussion. Since June 1, 1997, Mr. Jacobs has drawn no compensation from the Company other than compensation as a director as outlined above. Mr. Jacobs is also the Chairman and a director of SLH and is compensated by SLH for services performed by him to the Company under the Services Agreement.

    This report is being made over the names of Lan C. Bentsen, Steven K. Fitzwater, P. Anthony Jacobs and John H. Robinson, Jr., who are the present members of the Board of Directors.

OTHER COMPENSATION PLANS

    The Company had entered into supplemental retirement agreements ("SERP") with certain highly paid executive officers to provide tax deferred accruals of amounts proportionate to the benefits available to non-highly compensated participants in the Company's plans (as adjusted based upon compensation levels), but which exceed benefits permitted under the Company's plans due to certain tax law limitations. Amounts accrued for the benefit of the Company's CEO and other executive officers under SERPs are shown in footnote 7 to the Summary Compensation Table. In 1997, the SERPS were terminated, and amounts accrued under the SERPs were paid.

PERFORMANCE OF THE COMPANY'S COMMON STOCK

    The following performance graph compares the performance of the Company's Common Stock during the period beginning on January 1, 1993 and ending December 31, 1997, to the NASDAQ Stock Market index (the "NASDAQ Composite"), a peer group index referred to as the "LabONE Peer Group" and the Russell 2000 Index. The LabONE Peer Group is a group of seven testing laboratories selected by LabONE (Bio-Reference Labs, Laboratory Corp. of America, Oncormed, Pharmchem, Psychemedics, Unilab and Universal Standard Medical). The Russell 2000 Index is an index of companies the mean of whose market capitalizations approximated that of the Company prior to the SLH and Response Distributions. The performance graph published by the Company last year also included the S&P Health Care Composite Index. This was an index with respect to which Response compared itself. It was deleted from this year's graph since the Company no longer owns Response. The Company's total return for 1997 declined compared to the return reflected by the S&P Health Care Composite Index.

    The graph assumes a $100 investment in the Company's Common Stock and in each of the indexes at the beginning of the period and a reinvestment of dividends paid on such investments throughout the period. Since dividends are included, the graph reflects the 1997 SLH and Response Distributions, the equivalent cash value of which were $4.78 and $7.31 per share, respectively.

                           VALUE OF $100 INVESTMENTS
 AT DECEMBER 31, 1992 AND AT EACH SUBSEQUENT DECEMBER 31, THROUGH DECEMBER 31,
                    1997, ASSUMING REINVESTMENT OF DIVIDENDS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           LAB HOLDINGS, INC.  RUSSELL 2000 INDEX   NASDAQ COMPOSITE INDEX     LABONE PEER GROUP
12/31/92              $100.00             $100.00                    $100.00              $100.00
12/31/93              $104.56             $116.99                    $114.75               $80.80
12/31/94              $104.20             $113.27                    $111.08               $72.53
12/31/95              $106.92             $142.96                    $155.42               $54.47
12/31/96              $125.98             $164.06                    $190.72               $21.06
12/31/97              $113.29             $197.74                    $231.98               $19.03

YEAR END DATA                                          1992       1993       1994       1995       1996       1997
---------------------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------
Lab Holdings, Inc..................................  $     100  $  104.56  $  104.20  $  106.92  $  125.98  $  113.29
Russell 2000 Index.................................        100     116.99     113.27     142.96     164.06     197.74
NASDAQ Composite Index.............................        100     114.75     111.08     155.42     190.72     231.98
LabONE Peer Group..................................        100      80.80      72.53      54.47      21.06      19.03

                             SHAREHOLDER PROPOSALS

    Shareholder proposals intended for inclusion in the proxy materials of the Company for the 1999 Annual Meeting must be received by the Company at its executive offices on or before December 20, 1998, in order to be eligible for inclusion therein.

                                 OTHER BUSINESS

    As of the date of this Proxy Statement, the Board of Directors is not aware of any matters to be presented for action at the Annual Meeting other than those described herein. If any other matters should come before the meeting, it is the intention of each of the persons named on the enclosed form of proxy to vote all duly executed proxies in accordance with their best judgment on such matters.

                                          By Order of the Board of Directors

                                          /s/ Steven K. Fitzwater

                                          Steven K. Fitzwater,
                                          SECRETARY

Shawnee Mission, Kansas
April 20, 1998

                                   EXHIBIT A
                               LAB HOLDINGS, INC.
                       1997 DIRECTORS' STOCK OPTION PLAN

1.  PURPOSE

    The Lab Holdings, Inc. 1997 Directors' Stock Option Plan is designed to enable Directors of the Company to acquire or increase their ownership of the $1.00 par value common stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to exert maximum effort for the continued success and growth of the Company and its Subsidiaries and the enhancement of shareholders' interests.

2.  DEFINITIONS

    When used herein, the following terms shall have the meaning set forth below:

    2.1 "BOARD" means the Board of Directors of Lab Holdings, Inc.

    2.2 "BOOK VALUE" of property referred to in subsection 7.3 hereof means book value as determined in accordance with generally accepted accounting principles.

    2.3 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

    2.4 "COMPANY" means Lab Holdings, Inc.

    2.5 "DIRECTOR" means a member of the Board.

    2.6 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    2.7 "FAIR MARKET VALUE" means (i) with respect to the Company's Shares, the closing sales price of the Shares, as reported on the National Market System of the Nasdaq Stock Market, or, if not so reported, the closing sales price as reported by any other appropriate reporting system of general circulation, on the date for which the value is to be determined, or if there is no closing sales price on such date, then on the last date for which transactions in Shares were so reported prior to the date on which the value is to be determined; and (ii) with respect to property referred to in subsection 7.3 hereof, the value of such property as determined by independent, third party appraisal.

    2.8 "GRANTEE" means a person to whom an Option is granted.

    2.9 "NON-QUALIFIED STOCK OPTION" or "NQSO" means an Option awarded under the Plan which by its terms and conditions does not meet the terms and conditions established by Code Section 422A.

   2.10 "OPTION" means the right to purchase, at a price, for a term, under conditions, and for cash or other considerations fixed by the Plan, a number of Shares specified by the Plan. An Option can only be an NQSO.

   2.11 "PLAN" means the Company's 1997 Directors' Stock Option Plan.

   2.12 "PRE-OWNED SHARES" means Shares owned by a Grantee at the time of the exercise of an Option, and if they are Shares which the Grantee acquired through the exercise of an Option under the Plan, such Shares have been owned for more than six months prior to the Option exercise.

   2.13 "RESIGNING DIRECTORS" means those directors whose resignations as such are effective on the date upon which a definitive Proxy Statement is filed with the Securities and Exchange Commission respecting a Special Meeting of Company shareholders, called for the purpose of considering and voting upon a proposal to amend the Company's Articles of Incorporation to change the Company's name to Lab Holdings, Inc.

   2.14 "SECURITIES ACT" means the Securities Act of 1933, as amended.

   2.15 "SHARES" means shares of the Company's $1.00 par value common stock or, if by reason of the adjustment provisions hereof any rights under an Option granted under the Plan pertain to any other security, such other security.

   2.16 "SUBSIDIARY" means any business, whether or not incorporated, in which the Company, at the time an Option is granted or in other cases at the time of reference, owns directly or indirectly not less than 50% of the equity interest.

   2.17 "SUCCESSOR" means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to exercise an Option, by assignment, bequest or inheritance or by reason of the death of the Grantee, as provided in accordance with subsection 6.7 hereof.

   2.18 "TAX DATE" means the date on which the amount of tax to be withheld with respect to an Option is determined.

   2.19 "TERM" means the period during which a particular Option may be exercised.

   2.20 "UNIT" means (i) the lowest number of Shares required to be purchased to permit the issuance with such Shares of a whole security of another type, if any, issuable pursuant to subsection 7.2 hereof upon exercise of an Option and (ii) such other whole security.

3.  ELIGIBILITY

    Each person who is a Director on the Effective Date of the Plan under
Section 9 hereof, other than Resigning Directors, and each person who becomes a Director thereafter during the term of the Plan shall be entitled (subject to any limitations imposed by Section 4 hereof) to participate in the Plan. A Director is entitled to participate whether or not he is also an officer of the Company and whether elected by shareholders or appointed to fill a vacancy created by the resignation of a Director or the expansion of the Board.

4.  SHARES SUBJECT TO PLAN

    The Company hereby reserves 90,000 Shares for issuance in connection with Options under the Plan, subject to adjustment under Section 7 hereof. The Shares so issued may be unreserved Shares held in the treasury, however acquired, or Shares which are authorized but unissued. Any Shares subject to issuance upon exercise of Options but which are not issued because of a surrender, lapse, expiration or termination of any such Option prior to issuance of the Shares shall once again be available for issuance in satisfaction of other Options. Shares withheld pursuant to a tax withholding election permitted under Section 13 hereof, and any Shares owned by a Grantee which are used in the exercise of an Option under subsection 8.3 hereof shall be deemed issued under the Plan.

5.  GRANT OF OPTIONS

    Each person who is a Director as of the Effective Date of the Plan under
Section 9 hereof shall, as of the Effective Date, receive a grant of Options respecting 15,000 Shares, and each Director who first becomes a Director after the Effective Date shall, on the date he first becomes a Director, receive a grant of Options respecting 15,000 Shares, in all cases without further action by the Board or otherwise. Such Options shall be in the form set forth as Exhibit A hereto. No person shall receive more than one grant respecting 15,000 Shares.

6.  TERMS AND CONDITIONS OF OPTIONS

    All Options under the Plan shall be granted subject to the following terms and conditions:

    6.1 The purchase price of each Share subject to an Option shall be 100% of the Fair Market Value of the Shares on the effective grant date of such Option.

    6.2 Options shall expire on the tenth anniversary of the effective date of grant.

    6.3 Options shall be vested (i.e., exercisable) as follows: As to 5,000 shares, on and after the twelve month anniversary of the date of grant; as to another 5,000 shares, on and after the twenty-four month anniversary of the date of grant; and as to the final 5,000 shares, on and after the thirty-six month anniversary of the date of grant.

    6.4 Notwithstanding subsection 6.3 hereof, in the event of the death of an Option holder during his term as a Director, all outstanding unvested Options held by him shall become immediately exercisable.

    6.5 After the termination of an Option holder's term as a Director for any reason, the Option shall be exercisable only as to those Shares and other securities, if any, which were subject to the exercise of such Option on the date of termination (including those shares and other securities, if any, subject to the exercise as a consequence of subsection 6.4 hereof).

    6.6 Options, whether vested or not, shall expire to the extent unexercised on the date which is 90 days after the date a Director's term as a Director shall terminate; provided however, that in the event of the death of a Director during such person's term as a Director or during the 90-day period following expiration of such term, such Options shall expire to the extent unexercised by such person's Successor on that date which is 12 months after the date of death.

    6.7 Each Grantee may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit or rights under the Plan is to be paid or transferred in case of his death before he receives any or all of such benefit or exercises such rights. Each designation will revoke all prior designations by the same Grantee, and will be effective only when filed by the Grantee in writing during his lifetime with the Company's Secretary. In the absence of any such designation, benefits or rights remaining unpaid or unexercised at the Grantee's death shall be paid to or shall be exercisable by his estate, subject to the terms hereof.

    6.8 Notwithstanding subsection 6.3 hereof, all outstanding unvested Options shall become exercisable immediately if any of the following events occur:

       6.8.1 Any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities, provided that this provision shall not apply to the direct, indirect or beneficial ownership of Shares by descendants of W. T. Grant or their spouses, or

       6.8.2 At any time there shall cease to be a majority of the Board comprised as follows: individuals (other than Resigning Directors) who on the Effective Date of this Plan under Section 9 hereof constitute the Board, and any new Director(s) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds ( 2/3) of the Directors then still in office who either were Directors on the Effective Date of this Plan or whose election or nomination for election was previously so approved, or

       6.8.3 The requisite percentage of the Company's shareholders shall approve a plan of complete liquidation and dissolution of the Company.

    6.9 Notwithstanding anything in subsection 6.3 hereof, all outstanding unvested Options held by a Grantee shall become exercisable immediately upon the approval by the requisite percentage(s) of shareholders of all constituent companies to a merger or consolidation involving the Company if, but only if, by the terms of the agreement of merger or consolidation or other contemporaneous related document said Grantee's term as a Director of the Company is not to continue after consummation of the merger or consolidation or is specifically limited in time to a period which does not extend at least until the thirty-six month anniversary of the date of grant.

   6.10 In the event of the dissolution or liquidation of the Company, each outstanding Option shall terminate to the extent that it shall not have been exercised prior to the effective time of such event.

7.  ADJUSTMENTS IN EVENT OF CHANGES IN CAPITALIZATION

    7.1 In the event that a dividend shall be declared upon the Shares of the Company payable in Shares, the number of Shares then subject to any Option outstanding under the Plan and the number of Shares reserved for Options pursuant to the Plan but not yet subject to Options shall be adjusted by adding to each such Share the number of Shares which would be distributable in respect thereof if such Shares had been outstanding on the date fixed for determining the shareholders of the Company entitled to receive such Share dividend.

    7.2 In the event that a dividend shall be declared upon the Shares of the Company payable in an equity security of the Company other than the Shares, each Option outstanding under the Plan and the number and type of securities issuable under the Plan shall be changed so that thereafter there shall be issuable upon the exercise of Options then outstanding or thereafter granted, in addition to Shares, such number of such other equity security that would have been distributable in respect of Shares subject to outstanding Options or issuable under the Plan had such Shares been outstanding on the date fixed for determining the shareholders of the Company entitled to receive such equity security dividend.

    7.3 In the event that a dividend shall be declared upon Shares (or other securities that, with the Shares, comprise a Unit) of the Company payable in cash or other property (other than Shares or other equity securities of the Company) and the aggregate amount of the cash or Book Value of the property payable to shareholders pursuant to such dividend exceeds 10% of the Company's total assets on a consolidated basis, the Option exercise price for each Share (or Unit, if applicable) subject to an Option shall be reduced on the date following the payment date of such dividend by the aggregate amount of cash and the Fair Market Value of any other property payable with respect to each outstanding Share pursuant to such dividend.

    7.4 In the event that the outstanding Shares shall be changed into or exchanged for a different number or kind of shares or other securities of the Company or of another entity, whether through reorganization, recapitalization, split-up, combination of shares, merger, consolidation or otherwise, then there shall be substituted for each Share subject to any outstanding Option and for each Share reserved for Options pursuant to the Plan but not yet subject to Options the number and kind of shares or other securities into which each outstanding Share shall have been so changed or for which each such share shall have been exchanged.

    7.5 In the case of any substitution or adjustment as provided for in subsections 7.1, 7.2 or 7.4 hereof, the Option price set forth in each outstanding Option for each Share covered thereby prior to such substitution or adjustment will be the Option price for all Shares or other securities which shall have been substituted for such Share or to which such Share shall have been adjusted pursuant to such subsections.

    7.6 In the case of any adjustment provided for in subsection 7.2 hereof, the Option may thereafter only be exercisable as to Units and the Option exercise price for each Unit will be the aggregate of the Option exercise price for the Shares included within the Unit.

    7.7 No adjustment or substitution provided for in this Section 7 shall require the Company to sell or issue a fraction of a Share or other equity security, and the total substitution or adjustment with respect to each outstanding Option shall be limited accordingly. Upon any adjustment made pursuant to this Section, the Company will, upon request, deliver to the Option holder or to such person's Successor a certificate of its Chief Financial Officer setting forth, with respect to such Option, the Option price thereafter in effect and the number and kind of Shares or other securities thereafter purchasable thereunder.

8.  EXERCISE OF RIGHTS UNDER OPTIONS

    8.1 A person entitled to exercise an Option may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised and any other information the Company may prescribe.

    8.2 The notice of exercise shall be accompanied by payment in full of the purchase price for any Shares to be purchased, with such payment being made in cash or cash equivalents or in Pre-Owned Shares having a Fair Market Value at that time equivalent to the purchase price of the Shares or Units to be purchased, or a combination thereof.

    8.3 In lieu of delivery of a stock certificate or certificates evidencing Shares tendered by the Grantee in payment of the purchase price in exercising an Option, the Grantee may furnish a notarized statement executed by the Grantee, in such form as prescribed by the Company, as payment for all or a portion of the purchase price for Shares or Units to be purchased. The statement shall recite the number of Shares or Units being purchased by the Grantee pursuant to the Option and the number of Pre-Owned Shares owned by the Grantee which otherwise could be freely delivered as payment of the purchase price by the Grantee based on their Fair Market Value at that time. The Grantee will then be issued a certificate(s) for (a) new Shares equal to the number of Shares acquired by the Grantee hereunder upon exercise of the Option, less the number of Pre-Owned Shares owned by the Grantee and described in the notarized statement, and (b) if applicable, other securities comprising the Units as to which the exercise relates.

    8.4 No Shares or other securities shall be issued upon exercise of an Option until full payment has been made therefor.

    8.5 Upon exercise of an Option but before a distribution of Shares or other securities in satisfaction thereof, the Grantee may request in writing that the Shares or other securities to be issued in satisfaction of the Option exercise be issued in the name of the Grantee and another person as joint tenants with right of survivorship or as tenants in common.

    8.6 All notices or requests to the Company provided for herein shall be delivered to the Secretary of the Company.

9.  EFFECTIVE DATE OF THE PLAN AND DURATION

    9.1 The Plan shall become effective on the date upon which the Company files a definitive Proxy Statement with the Securities and Exchange Commission respecting a Special Meeting of Company shareholders, called for the purpose of considering and voting upon a proposal to amend the Company's Articles of Incorporation to change the Company's name to Lab Holdings, Inc.

    9.2 The Plan shall remain in effect until all Options have been exercised in accordance herewith, but no Options may be granted under the Plan after September 15, 2007. The provisions of any Option may be amended at any time prior to the end of its Term in accordance with the Plan.

10. SHAREHOLDER STATUS

    No person shall have any rights as a shareholder by virtue of the grant of an Option under the Plan, except with respect to Shares or other securities actually issued to that person.

11. POSTPONEMENT OR NON-EXERCISE

    The Company shall not be required to issue any certificate or certificates for Shares or other securities upon the exercise of an Option granted under the Plan prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the taking of any action in order to comply with restrictions or regulations incident to the maintenance of a public market for its Shares or other securities, if any; and (iii) the completion of any registration or other qualification of such Shares or other securities, if any, under any state or Federal law or rulings or regulations of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. The Company shall not be obligated by virtue of the terms and conditions of any Option or any provisions of the Plan to recognize the exercise of an Option or to sell or issue Shares or other securities in violation of the Securities Act or the law of any government having jurisdiction thereof. Any postponement or delay by the Company in recognizing the exercise of any Option or in issuing any Shares or other securities hereunder shall not extend the Term of an Option and neither the Company nor its directors or officers shall have any obligation or liability to the Grantee of an Option, to a Successor or to any other person with respect to any Shares or other securities, including those as to which an Option shall lapse because of such postponement.

12. TERMINATION, SUSPENSION OR MODIFICATION OF PLAN

    The Board may terminate, suspend or modify the Plan at any time and in any manner, provided, however, that to the extent shareholder approval is required by regulations issued under the Securities Act or the Exchange Act, in order to create or preserve Company or Grantee benefits or rights under or with respect to Options, the Board shall not, without authorization of the shareholders, effect any change (other than through adjustment for changes in capitalization or as otherwise herein provided) which:

         (i) increases the aggregate number of Shares for which Options may be granted under the Plan or increases the maximum number of Shares for which Options may be granted to any one Grantee;

         (ii) lowers the minimum Option exercise price;

        (iii) lengthens the maximum period during which an Option may be exercised;

         (iv) materially modifies the requirements as to eligibility to participate in the Plan;

         (v) extends the period of time during which Options may be granted; or

         (vi) materially increases the benefit accruing to Grantees.

    Notwithstanding the foregoing, (i) the Board may amend the Plan, without shareholder authorization, to comply with Section 16(b) of the Exchange Act or regulations issued thereunder, to effect registration of the Plan or securities issuable thereunder under the Securities Act or the securities laws of any state, or to obtain any required regulatory approval and (ii) if amendments to the Code or to the Securities Act or Exchange Act, or regulations issued thereunder, are adopted after the Effective Date of the Plan under Section 9 hereof, which amendments permit termination, suspension or modification of the Plan, including but not limited to the changes referred to above, without shareholder approval, no authorization by the Company's shareholders of any Board action hereunder shall be required.

    No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Grantee or any Successor under an Option granted before the date of such termination, suspension or modification unless such Grantee or Successor shall consent, but it shall be conclusively presumed that any adjustment for changes in capitalization as provided for herein does not adversely affect any such right.

13. TAXES

   13.1 The Company may pay, withhold or require a Grantee to remit to it amounts sufficient to satisfy the Company's federal, state, local or other tax withholding obligations attributable to any Option exercise, after giving notice to the Grantee, and the Company may defer issuance of Shares or other securities in connection with an Option exercise if any such tax, charge or assessment may be pending, until indemnified to its satisfaction.

   13.2 In connection with the exercise of an Option, a Grantee may make an irrevocable election to have Shares or Units otherwise issuable withheld, or tender back to the Company Shares received, or deliver to the Company previously-acquired Shares, having a Fair Market Value at the time sufficient to satisfy all or part of the Company's total federal, state, local and other tax withholding obligations associated with the transaction.

14. APPLICATION OF PROCEEDS

    The proceeds received by the Company from the issuance of Shares or Units under the Plan shall be used for general corporate purposes of the Company and its Subsidiaries.

15. OTHER ACTIONS

    Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant options for proper corporate purposes otherwise than under the Plan to any employee or any other person, firm, corporation, association or other entity, or to grant options to, or assume options of, any person in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of all or any part of the business and assets of any person, firm, corporation, association or other entity.

16. GENDER AND NUMBER

    Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

17. REQUIREMENTS OF LAW, GOVERNING LAW

    The granting of Options and the issuance of Shares or Units shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges and self-regulating entities as may be required. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Missouri.

                                LAB HOLDINGS, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints P. Anthony Jacobs and Steven K. Fitzwater and each of them, jointly and severally, as proxies, with full power of substitution and revocation, for and in the name and place of the undersigned, to vote all of the shares of $1.00 par value common stock of Lab Holdings, Inc., a Missouri corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of shareholders of the Company to be held at LabOne, Inc., Jayhawk Room, 10310 W. 84th Terrace, Lenexa, Kansas, on Thursday, May 14, 1998, at 10:00 a.m. local time, and at any adjournment or adjournments thereof, as fully and with the same effect as the undersigned might or could do if personally present, as indicated on the reverse side of this card.

                        (To be signed on Reverse Side)

                                                             -----------------
                                                                   See
                                                               Reverse Side
                                                             -----------------

                       Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Shareholders
                               LAB HOLDINGS, INC.

                                  May 14, 1998


Please Detach and Mail in the Envelope Provided


  /X/ Please mark your
      votes as in this
      example.

                                         WITHHOLD
                        FOR              AUTHORITY
                   the nominee   to vote for the nominee
  1.  Election as      / /                 / /             Nominees:  Steven K. Fitzwater
      Director                                                        for a three (3) year term

  FOR, except vote withheld from the following               (Cumulative voting accepted.
  nominees:                                                      See Proxy Statement)
           ---------------------------------------


                                       FOR   AGAINST  ABSTAIN
  2. Ratification of 1997 Directors    / /     / /      / /
     Stock Option Plan

  3. Approval of independent auditors  / /     / /      / /

  4. In their discretion upon all      / /     / /      / /
     other matters

        The Board of Directors recommends a vote FOR Steven K. Fitzwater for election as a director and FOR each of the proposals. If you sign and return this proxy it will be voted in the manner directed herein. IF YOU DO NOT DESIGNATE HOW YOUR SHARES ARE TO BE VOTED, THE PROXY WILL BE VOTED
     FOR STEVEN K. FITZWATER AND EACH PROPOSAL.

        If you do not mark any boxes in Items (1) through (4), you will be deemed to have granted authority to the named proxies to vote for the election of Steven K. Fitzwater, to vote for the proposals in Item 2 and
     Item 3 and to vote in their discretion on all other matters which may properly come before the meeting.

     PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature(s)                                     Date
             -----------------------------------      -----------------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.